                                  Exhibit 11.0
                              Roslyn Bancorp, Inc.
                 Statement Re: Computation of Per Share Earnings
               (In thousands, except share and per share amounts)
                                   (Unaudited)

                                                                                For the                    For the
                                                                           Three Months Ended        Three Months Ended
                                                                              June 30, 2002              June 30, 2001
                                                                        ------------------------  ------------------------
Net income                                                                $           36,741         $           26,985
                                                                        ------------------------   -----------------------

Weighted average common shares outstanding (1)                                    79,227,551                 86,829,366
                                                                        ------------------------   -----------------------

Basic earnings per common share (1)                                       $             0.46         $             0.31
                                                                        ========================   =======================

Weighted average common shares outstanding (1)                                    79,227,551                 86,829,366

Potential common stock due to dilutive effect of stock options (1)                 2,109,300                  1,570,295
                                                                        ------------------------   -----------------------

Total shares for diluted earnings per share (1)                                   81,336,851                 88,399,661
                                                                        ========================   =======================

Diluted earnings per common share (1)                                     $             0.45         $             0.31
                                                                        ========================   =======================

                                                                                 For the                    For the
                                                                             Six Months Ended          Six Months Ended
                                                                              June 30, 2002               June, 2001
                                                                        ------------------------  ------------------------
Net income                                                                $           70,325         $           52,312
                                                                        ------------------------   -----------------------

Weighted average common shares outstanding (1)                                    79,968,718                 87,177,818
                                                                        ------------------------   -----------------------

Basic earnings per common share (1)                                       $             0.88         $             0.60
                                                                        ========================   =======================

Weighted average common shares outstanding (1)                                    79,968,718                 87,177,818

Potential common stock due to dilutive effect of stock options (1)                 1,816,922                  1,473,601
                                                                        ------------------------   -----------------------

Total shares for diluted earnings per share (1)                                   81,785,640                 88,651,419
                                                                        ========================   =======================

Diluted earnings per common share (1)                                     $             0.86         $             0.59
                                                                        ========================   =======================


(1) Prior period amounts have been adjusted to reflect the 3-for-2 stock split on August 22, 2001.